EXHIBIT 99.1
AGREEMENT OF JOINT FILING
     This joint filing agreement (this “Agreement”) is made and entered into as of this 13th day of September 2010, by and among The Goldman Sachs Group Inc., Goldman, Sachs & Co. and GSUIG, L.L.C. The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Schedule 13D and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.
     This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

THE GOLDMAN SACHS GROUP, INC.
By:	/s/ Kevin P. Treanor
	Name:	Kevin P. Treanor
	Title:	Attorney-in-fact

GOLDMAN, SACHS & CO.
By:	/s/ Kevin P. Treanor
	Name:	Kevin P. Treanor
	Title:	Attorney-in-fact

GSUIG, L.L.C.
By:	/s/ Kevin P. Treanor
	Name:	Kevin P. Treanor
	Title:	Attorney-in-fact